TERM NOTE

$5,000.00	December 31, 2004

        FOR VALUE RECEIVED, Wallin Engines Corporation, a Nevada corporation (the “Borrower”), promises and agrees to pay to the order of Sterling Mining Company, an Idaho corporation (the “Holder”), at 411 Coeur D’Alene Avenue, Suite 1-A, Coeur D’Alene, Idaho 83814, or such other place as the Holder may designate from time to time by notice to the Borrower, in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, the principal sum of Five Thousand and No/100‘s Dollars ($5,000.00).

        1.     Maturity, Interest Rate.   All principal shall be due and payable in any event on the earlier of (i) September 30, 2005, or (ii) any Event of Default. This Note shall bear interest at a rate of 10% per annum. Interest on the Note shall be payable at the same time that the principal is payable.

        2.     Waiver of Demand, Protest, etc.   The Borrower expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        3.     Prepayment.   This Note may be prepaid in whole or in part at any time by the Borrower, without penalty.

        4.     Default.   On the occurrence of any one or more of the events hereinafter enumerated (an “Event of Default”) the entire unpaid balance of the principal and accrued interest shall become immediately due and payable:

                (a)     Default in the payment when due of any installment of principal or interest on this Note, whether as scheduled herein, at maturity, by acceleration, or otherwise;

                (b)     The Borrower shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Borrower; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Borrower’s business; or

                (c)     An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Borrower or an order of any court shall be entered appointing any receiver or trustee of or for Borrower or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

        5.     Governing Law.   THE BORROWER AND THE HOLDER AGREE THAT THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE BORROWER AND HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF UTAH WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

        6.     Attorney’s Fees.   If this Note is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Borrower agrees to pay reasonable attorney’s fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

        7.     Borrower Standstill.   In consideration of the agreement of Holder to make the loan provided for herein without security, the Borrower hereby agrees from the date hereof through September 30, 2005 not to participate, directly or indirectly or through any of its officers, agents, shareholders, directors, consultants, or employees, in negotiations or discussions with, or permit due diligence investigations by, any party with respect to any potential merger, consolidation, acquisition, or other business reorganization involving the Borrower. The limitations imposed by this Section 7 shall survive prepayment of this Note, or any action taken by Holder to collect this Note, if an Event of Default occurs.

        MADE this 31ST day of December 2004.

WALLIN ENGINES CORPORATION

By:	/s/ M. Stephen Brown, President